Exhibit 99.1

FOR IMMEDIATE RELEASE

August 21, 2009

Contact:

Daryl G. Byrd, President and CEO (337) 521-4003

John R. Davis, Senior Executive Vice President (337) 521-4005

Beth A. Ardoin, Director of Communications (337) 278-6868

IBERIABANK Announces Market Expansion

LAFAYETTE, LOUISIANA – IBERIABANK (www.iberiabank.com), the 122-year old subsidiary of IBERIABANK Corporation (NASDAQ: IBKC), announced that it has entered into a purchase and assumption agreement with a loss share arrangement with the Federal Deposit Insurance Corporation (“FDIC”) to assume all of the deposits and certain assets in a whole-bank acquisition of CapitalSouth Bank, a full service commercial bank headquartered in Birmingham, Alabama. CapitalSouth Bank depositors will automatically become depositors of IBERIABANK, and deposits will continue to be insured by the FDIC. Depositors can access their accounts through automated teller machine transactions, checks, and debit transactions. All 10 CapitalSouth Bank offices will open on Monday, August 24, 2009 under regular operating hours as branches of IBERIABANK. With the completion of this transaction, IBERIABANK Corporation will have a combined 162 offices serving clients in 10 states.

The Alabama State Banking Department took possession of CapitalSouth Bank at 5:00 p.m. CDST on Friday, August 21, 2009. The Superintendent of Banks appointed the FDIC as Receiver of CapitalSouth Bank effective immediately.

Daryl G. Byrd, President and Chief Executive Officer of IBERIABANK Corporation stated, “We are delighted to welcome the clients of CapitalSouth Bank to IBERIABANK. Just as we exhibited in our successful acquisition of ANB Financial 15 months ago on an FDIC-assisted basis, we will work diligently to ensure a smooth transition of CapitalSouth Bank clients as well. We believe those clients will appreciate the same superior client service that we have delivered to our growing client base. We believe our financial strength, as evidenced by our exceptional asset quality and some of the highest capital ratios in the industry, will give those clients a very favorable sense of stability and security. We are particularly excited about our opportunities to expand in Alabama. We expressed our commitment to make Alabama a priority when we opened our first branch in Mobile earlier this year.”

Byrd continued, “We look forward to working side-by-side with the seasoned professionals at the FDIC in bringing resolution to this process in an expedient and high-quality manner. We greatly appreciate their professionalism, expertise, and leadership as we navigate through this process.”

Highlights of the Transaction

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Offices. IBERIABANK will open 10 offices in four Metropolitan Statistical Areas (MSAs). The offices are in the Alabama MSAs of Birmingham (3), Montgomery (2), and Huntsville (2), and the Jacksonville, Florida MSA (3). The FDIC has granted IBERIABANK a 90-day option to purchase the premises, furniture, fixtures, and equipment and assume the leases associated with these offices.

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Deposits. To minimize client disruption, IBERIABANK assumed all of the outstanding deposits of CapitalSouth Bank. IBERIABANK will assume approximately $546 million in deposits, which include $9 million in brokered deposits. IBERIABANK received a 1.50% discount on non-brokered deposits and a 1.48% discount on total deposits assumed.

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Assets. CapitalSouth Bank had approximately $493 million in loans, $10 million in other real estate owned (“OREO”), and $59 million in investment securities at June 30, 2009. Under terms of the agreement, IBERIABANK purchased approximately $589 million of assets at a discount of approximately $80 million.

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Loss Sharing Arrangement With The FDIC. The loans and OREO are covered by a loss share agreement between the FDIC and IBERIABANK which affords IBERIABANK significant protection. IBERIABANK expects no first loss, based on estimated losses, discounts received, and the terms of the agreement. Under this agreement, the FDIC will cover 80% of the losses on the disposition of loans and OREO up to $135 million, or $108 million (IBERIABANK would cover the remaining $27 million amount). In addition, the FDIC will cover 95% of losses that exceed that $135 million threshold level. Assuming total loans and OREO of $503 million at June 30, 2009, the total potential loss exposure to IBERIABANK would be approximately $45 million.

The loss share agreement with the FDIC is designed to minimize disruptions for loan clients and maximize return on covered assets by keeping those assets in the private sector. The FDIC determined this agreement provided the “least costly” resolution for the FDIC’s Deposit Insurance Fund (“DIF”), at an estimated cost to the DIF of $151 million.

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Market and Accounting Adjustments. IBERIABANK will determine the valuation and purchase price of core deposits and the acquired facilities and equipment upon completion of adequate valuation appraisals, and continues to evaluate the mark-to-market valuations of the assets and liabilities. The Company anticipates recording a significant one-time gain under FAS 141R in accordance with generally accepted accounting principles, the amount of which will be disclosed at a later date upon completion of additional review.

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Regulatory Capital Strength. The Company has received all necessary regulatory approvals. The Company projects its regulatory capital ratios will likely increase in association with this transaction, and as a result, no additional capital will be required to be issued to complete this transaction. IBERIABANK Corporation and IBERIABANK are expected to remain well capitalized after this transaction is completed.

IBERIABANK Corporation

IBERIABANK Corporation is a multi-bank financial holding company headquartered in Lafayette, Louisiana. Upon completion of this transaction, the Company will have 162 combined offices, including 101 bank branch offices in Louisiana, Arkansas, Tennessee, Alabama, Texas, and Florida, 26 title insurance offices in Arkansas and Louisiana, and mortgage representatives in 35 locations in eight states. The Company’s common stock trades on the NASDAQ Global Select Market under the symbol “IBKC” and the Company’s market capitalization of over $1 billion, based on the closing stock price on August 21, 2009.

The following eleven investment firms currently provide equity research coverage on IBERIABANK Corporation:

•	B. Riley & Company

•	FIG Partners, LLC

•	Howe Barnes Hoefer & Arnett, Inc.

•	Keefe, Bruyette & Woods

•	Robert W. Baird & Company

•	Soleil Securities Corporation/Tenner Investment Research

•	Stephens, Inc.

•	Sterne, Agee & Leach

•	Stifel Nicolaus & Company

•	SunTrust Robinson-Humphrey

•	Wunderlich Securities

Conference Call

The Company will not be hosting a conference call in association with this transaction.

Forward Looking Statements

To the extent that statements in this press release relate to future plans, objectives, financial results or performance of IBERIABANK Corporation, these statements are deemed to be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements, which are based on management’s current information, estimates and assumptions and the current economic environment, are generally identified by the use of the words “plan”, “believe”, “expect”, “intend”, “anticipate”, “estimate”, “project” or similar expressions. IBERIABANK Corporation’s actual strategies and results in future periods may differ materially from those currently expected due to various risks and uncertainties.

Actual results could differ materially because of factors such as the current level of market volatility and our ability to execute our growth strategy, risks relating to the integration of acquired companies that have previously been operated separately, credit risk of our customers, effects of the on-going correction in residential real estate prices and reduced levels of home sales, sufficiency of our allowance for loan losses, changes in interest rates, access to funding sources, reliance on the services of executive management, competition for loans, deposits and investment dollars, reputational risk and social factors, changes in government regulations and legislation, increases in FDIC insurance assessments, geographic concentration of our markets, rapid changes in the financial services industry, dependence on our operational, technological, and organizational infrastructure, hurricanes and other adverse weather events, the volatility of our common stock, and valuation of intangible assets. These and other factors that may cause actual results to differ materially from these forward-looking statements are discussed in the Company’s Annual Report on Form 10-K and other filings with the Securities and Exchange Commission, available at the SEC’s website, www.sec.gov, and the Company’s website, www.iberiabank.com. All information in this release is as of the date of this release. The Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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